Exhibit 23


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our report dated March 21, 2002, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended February 2, 2002.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
May 28, 2002